F991129000  626
U.N.I.  -  37

                              CERTIFICATE OF MERGER
                                       OF
                              WAMEX HOLDINGS, INC.
                                       AND
                            THE TREASURE CACHE, INC.
                                      INTO
                            THE TREASURE CACHE, INC.

                            Under Section 804 of the
                            Business Corporation Law


     The undersigned, Richard Simeone and Randy Romano, being, respectively, the President and Secretary of The Treasure Cache, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New York, and existing under and by virtue of the laws of the State of New York, and Mitchell H. Cushing and Russell Chimenti, being, respectively, the President and Secretary of Wamex Holdings, Inc., a foreign corporation duly organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify and set forth:

     FIRST:  The  name  of  each  constituent  corporation  is  as  follows:

                    The  Treasure  Cache,  Inc.
                     Wamex  Holdings,  Inc.

     SECOND: The name of the surviving corporation is The Treasure Cache, Inc., a New York corporation.

     THIRD: The designation, number and voting rights of the outstanding shares of each class and series of the constituent corporations are as follows:

           THE  TREASURE  CACHE,  INC.
           Class                    Series                      Number
           -----------------------------------------------------------
           Common              $.0001  par               8,583,302

            WAMEX  HOLDINGS,  INC.
            Class                   Series                      Number
            ----------------------------------------------------------
            Common              $.001  par                1,500

     FOURTH: The amendments or changes to be made in the certificate of incorporation of The Treasure Cache, Inc. are as follows:

     (a) Paragraph First relating to the name of the Corporation is hereby amended to read: "FIRST: The name of this corporation is WAMEX HOLDINGS, INC."

     (b) Paragraph Fourth relating to the number of authorized shares is hereby amended to reach:

          "FOURTH" The aggregate number of shares which the Corporation shall have the authority to issue is Ten Million (10,000,000) with a par value of $.0012, immediately following a one (1) for twelve (12) reverse stock split which was effected on November 2, 1999, reducing the number of issues and outstanding shares from Eight Million Five Hundred Eighty Three Thousand Three Hundred Two (8,583,302) to Seven Hundred Fifteen Thousand Two Hundred Seventy-Five (715,275)".

     FIFTH: The effective date of the merger is the date of filing of the certificate of merger by the Department of State.

     SIXTH: The date when the certificate of incorporation of Treasure Cache, Inc. was filed by the department of State is the 14th day of April, 1992.

     SEVENTH: The jurisdiction of incorporation of Wamex Holdings, Inc. is the State of Delaware, and the date of its incorporation is the 6th day of February, 1998.

     EIGHTH: Said foreign corporation has not filed an Application for Authority to do business in the State of New York.

     NINTH: The manner in which the merger was authorized with respect to each constituent domestic corporation was a vote of the holders of two thirds of all outstanding shares entitled to vote thereon at a meeting of shareholders.

     TENTH: The merger is permitted by the laws of the jurisdiction of each constituent foreign corporation and is in compliance therewith.

     IN WITNESS WHEREOF, we hereunto sign our name and affirm that the statements made herein are true under penalty of perjury, this 19th day of November, 1999.


THE  TREASURE  CACHE,  INC.

(Name  of  Surviving  Corporation)


/s/  Richard  Simeone
Richard  Simeone,  President


/s/  Randy  Romano
Randy  Romano,  Secretary


WAMEX  HOLDINGS,  INC.

(Name  of  Non-Surviving  Corporation)


/s/  Mitchell  H.  Cushing
Mitchell  H.  Cushing,  President


/s/  Russell  Chimenti
Russell  Chimenti,  Secretary